Exhibit 99.1

Adtalem Global Education Announces First Quarter Fiscal 2019 Results

New Student Enrollment up 19.7% and Total Enrollment up 3.6%

CHICAGO--(BUSINESS WIRE)--November 1, 2018--Adtalem Global Education Inc. (NYSE: ATGE), a leading global education provider, today reported academic, operating and financial results for its first quarter fiscal 2019 ended September 30, 2018.

“Fiscal year 2019 is off to a good start as we delivered solid new student enrollment growth,” said Lisa Wardell, president and CEO of Adtalem. “We are focused on growth opportunities in and across our verticals, while maintaining an operational focus through our portfolio management approach and effective cost management. Our short and long-term priorities are aligned to support our students in the achievement of outstanding outcomes, while delivering sustainable revenue and EPS growth over the long term.”

Financial and Operating Highlights

Selected operating and financial data for the three months ended September 30, 2018:

  Adtalem new student enrollment increased 19.7 percent and total student enrollment increased 3.6 percent from the prior year
  Revenue of $284.2 million decreased 3.1 percent compared to the prior year
  Operating loss from continuing operations was $2.5 million compared to operating income from continuing operations of $29.9 million in the prior year; operating income from continuing operations excluding special items was $37.0 million compared to $31.0 million in the prior year
  Net loss was $9.5 million compared to net income of $12.8 million in the prior year; net income from continuing operations excluding special items was $27.3 million compared to $26.2 million in the prior year
  Diluted loss per share was $0.16 compared to earnings per share of $0.20 in the prior year; diluted earnings per share from continuing operations excluding special items was $0.45 compared to $0.41 in the prior year
  Approximately 1.2 million shares of common stock were repurchased during the first quarter of fiscal 2019 at an average purchase price of $47.94 for a total of $59.2 million

Fiscal 2019 first quarter results contained total pre-tax restructuring charges of $39.5 million, of which $37.8 million were non-cash charges, primarily related to the closing of the Ross University School of Medicine (RUSM) campus in Dominica and relocating to Barbados.

Adtalem signed agreements to transfer ownership of DeVry University and Carrington College during the second and fourth quarter of fiscal 2018, respectively. Both divestitures are expected to be completed by calendar year end 2018 and are subject to certain terms and conditions, including regulatory and accreditor approval. As a result of these transactions, DeVry University and Carrington College are classified as discontinued operations. Adtalem recorded an after-tax loss from discontinued operations of $4.7 million in the first quarter of fiscal 2019.

Segment Highlights

Medical and Healthcare

First quarter segment revenue increased 5.7 percent to $202.1 million compared to the prior year. Chamberlain revenue was essentially flat at $113.7 million in the first quarter compared to the prior year. New student enrollment increased 9.5 percent and total student enrollment increased 4.1 percent in the September 2018 session compared to the prior year. Revenue in the quarter for the medical and veterinary schools increased 14.3 percent from the prior year to $88.4 million, driven by enrollment increases and the hurricane impact in the prior year first quarter. New student enrollment increased 9.5 percent and total student enrollment increased 2.5 percent in the September 2018 semester compared to the same semester last year. Segment operating income in the first quarter was $1.7 million compared to $26.2 million in the prior year. Excluding special items, segment operating income in the first quarter was $40.7 million compared to $26.3 million in the prior year.

Professional Education

First quarter segment revenue decreased 11.0 percent to $35.6 million compared to the prior year. Segment operating income was $4.8 million compared to $10.5 million in the prior year. The decreases were primarily a result of a planned shift to hold the Association of Certified Anti-Money Laundering Specialists (ACAMS) North American annual conference in the second quarter of fiscal 2019 as compared to being held in the first quarter of fiscal 2018.

Technology and Business

First quarter segment revenue decreased 24.3 percent to $47.3 million compared to the prior year. On a constant currency basis, revenue decreased 4.2 percent compared to the prior year due to higher discounting to counter increased competition and reductions in government financial aid funding. New student enrollment increased 23.8 percent, and increased 9.4 percent excluding Wyden Online distance learning, while total enrollment was up 3.5 percent compared to the same term last year, and increased 0.7 percent excluding Wyden Online. Segment operating loss in the first quarter was $2.7 million compared to operating income of $1.9 million in the prior year.

Adtalem Outlook

Fiscal 2019 second quarter revenue is expected to increase approximately 3 to 4 percent compared to the prior year. Second quarter operating costs before special items are expected to be up 5 to 6 percent compared to the prior year. The second quarter outlook assumes an exchange rate of 3.75 Brazilian Real to the U.S. Dollar.

Fiscal 2019 full year revenue is expected to increase approximately 4 percent compared to the prior year. The effective income tax rate is expected to be in the 17 to 18 percent range. Earnings per share from continuing operations before special items are expected to grow in the 2 to 3 percent range compared to the prior year. The full year outlook assumes an exchange rate of 3.70 Brazilian Real to the U.S. Dollar. Full year capital spending is expected to be in the $70 to $75 million range, including approximately $25 to $30 million for the relocation of RUSM to Barbados. Adtalem’s outlook excludes potential charges related to restructuring plans and the pending ownership transfer of DeVry University and Carrington College.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its first quarter fiscal 2019 earnings on Thursday, November 1, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, president and chief executive officer; and Patrick Unzicker, chief financial officer and treasurer.

For those wishing to participate by telephone, dial 877-407-6184 (domestic) or 201-389-0877 (international) and ask for the Adtalem call or use conference ID: 13684548. Adtalem will also broadcast the conference call on Adtalem's website at: http://www.investorcalendar.com/event/39722.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a telephone replay of the call until December 1, 2019. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international), conference ID: 13684548. To access the webcast replay, please visit Adtalem's website at: http://www.investorcalendar.com/event/39722.

About Adtalem Global Education Inc.

The purpose of Adtalem Global Education Inc. is to empower students to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of Adtalem Educacional do Brasil, American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Carrington College, Chamberlain University, DeVry University and its Keller Graduate School of Management, EduPristine, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com.

Forward Looking Statement

Certain statements contained in this release concerning Adtalem Global Education’s expected future performance, including those statements concerning expectations or plans, constitute “forward-looking statements” within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," “plans,” “intends,” “estimates,” “potential,” “continue,” “may,” “will,” “should,” “could,” or other words or phrases of similar import which predict or indicate future events or trends or that are not statements of historical matters. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the most recent Annual Report on Form 10-K for the year ending June 30, 2018 filed with the Securities and Exchange Commission (SEC) on August 24, 2018. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Enrollment from Continuing Operations
	FY 2019	FY 2018	% Change
Adtalem Global Education Student Enrollments(1)
New students	24,280	20,281	+19.7%
Total students	118,270	114,146	+3.6%

Chamberlain University
September Session
New students	5,435	4,962	+9.5%
Total students	31,295	30,062	+4.1%

July Session
New students(2)	2,523	2,497	+1.0%
Total students	28,037	26,811	+4.6%

Medical and Veterinary
September Semester(3)
New students	889	812	+9.5%
Total students	5,887	5,744	+2.5%

Adtalem Brazil
September Semester
New students	17,956	14,507	+23.8%
Total students	81,088	78,340	+3.5%

Enrollment from Discontinued Operations

	FY 2019	FY 2018	% Change
Carrington College
3 months ending September 30, 2018
New students	1,970	2,155	-8.6%
Total students	5,692	5,258	+8.3%

DeVry University
Undergraduate – September Session
New students	3,189	2,825	+12.9%
Total students	18,129	19,287	-6.0%
Graduate – September Session
Coursetakers(4)	6,886	7,915	-13.0%
Undergraduate – July Session
New students	2,977	2,616	+13.8%
Total students	17,478	18,853	-7.3%
Graduate – July Session
Coursetakers(4)	6,449	7,442	-13.3%

1) Includes the most recently reported enrollments at Adtalem’s postsecondary institutions

2) Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May; Total students includes pre and post-licensure enrollment

3) Includes enrollments in its medical and veterinary preparatory programs

4) The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,	September 30,
	2018	2018	2017
ASSETS:	(in thousands, except share and par value amounts)
Current Assets:
Cash and Cash Equivalents	$408,765	$430,690	$273,102
Marketable Securities and Investments	8,402	4,255	4,139
Restricted Cash	877	310	1,555
Accounts Receivable, Net	166,794	146,726	151,867
Prepaid Expenses and Other Current Assets	69,714	58,887	56,794
Current Assets Held for Sale	84,834	47,132	54,169
Total Current Assets	739,386	688,000	541,626
Land, Building and Equipment:
Land	43,724	48,177	49,078
Building	349,694	389,129	403,717
Equipment	269,298	302,516	289,692
Construction in Progress	26,849	25,360	18,803
	689,565	765,182	761,290
Accumulated Depreciation	(338,162)	(376,528)	(344,316)
Land, Building and Equipment Held for Sale, Net	-	-	59,154
Land, Building and Equipment, Net	351,403	388,654	476,128
Noncurrent Assets:
Deferred Income Taxes	31,080	38,780	32,137
Intangible Assets, Net	355,595	362,931	395,916
Goodwill	805,285	813,887	838,669
Other Assets, Net	53,666	39,259	37,663
Noncurrent Assets Held for Sale	13,450	13,450	62,372
Total Noncurrent Assets	1,259,076	1,268,307	1,366,757
TOTAL ASSETS	$2,349,865	$2,344,961	$2,384,511

LIABILITIES:
Current Liabilities:
Accounts Payable	$50,413	$47,477	$46,095
Accrued Salaries, Wages and Benefits	46,255	71,289	56,860
Accrued Liabilities	90,167	80,803	80,871
Deferred Revenue	185,061	106,773	171,470
Current Portion of Long-Term Debt	3,000	3,000	-
Current Liabilities Held for Sale	84,190	56,439	95,222
Total Current Liabilities	459,086	365,781	450,518
Noncurrent Liabilities:
Long-Term Debt	289,579	290,073	135,000
Deferred Income Taxes	29,378	29,115	34,755
Other Liabilities	122,757	131,380	98,718
Noncurrent Liabilities Held for Sale	216	216	915
Total Noncurrent Liabilities	441,930	450,784	269,388
TOTAL LIABILITIES	901,016	816,565	719,906
NONCONTROLLING INTEREST	8,814	9,110	6,566
SHAREHOLDERS' EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized;
59,120,000, 59,893,000 and 61,194,000 Shares Outstanding at
September 30, 2018, June 30, 2018 and September 30, 2017, respectively	798	793	785
Additional Paid-in Capital	469,545	454,653	422,358
Retained Earnings	1,908,465	1,917,373	1,894,372
Accumulated Other Comprehensive Loss	(163,168)	(142,168)	(35,720)
Treasury Stock, at Cost, 20,727,000, 19,390,000 and 17,271,000 Shares at
September 30, 2018, June 30, 2018 and September 30, 2017, respectively	(775,605)	(711,365)	(623,756)
TOTAL SHAREHOLDERS' EQUITY	1,440,035	1,519,286	1,658,039
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,349,865	$2,344,961	$2,384,511

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended
	September 30,
	2018	2017
	(in thousands, except per
	share amounts)
REVENUE	$284,190	$293,143
OPERATING COST AND EXPENSE:
Cost of Educational Services	148,653	173,176
Student Services and Administrative Expense	98,497	88,944
Restructuring Expense	39,548	1,137
Total Operating Cost and Expense	286,698	263,257
Operating (Loss) Income from Continuing Operations	(2,508)	29,886
INTEREST:
Interest Income	1,945	2,118
Interest Expense	(6,202)	(1,916)
Net Interest (Expense) Income	(4,257)	202
(Loss) Income from Continuing Operations Before Income Taxes	(6,765)	30,088
Income Tax Benefit (Provision)	1,887	(4,475)
Equity Method Investment Loss	-	(44)
(Loss) Income from Continuing Operations	(4,878)	25,569
DISCONTINUED OPERATIONS:
Loss from Discontinued Operations Before Income Taxes	(6,135)	(15,449)
Income Tax Benefit	1,428	2,796
Loss from Discontinued Operations	(4,707)	(12,653)
NET (LOSS) INCOME	(9,585)	12,916
Net Loss (Income) Attributable to Noncontrolling Interest	55	(131)
NET (LOSS) INCOME ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION	$(9,530)	$12,785

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION:
(Loss) Income from Continuing Operations	$(4,823)	$25,438
Loss from Discontinued Operations	(4,707)	(12,653)
NET (LOSS) INCOME ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION	$(9,530)	$12,785

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO
ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$(0.08)	$0.41
Discontinued Operations	$(0.08)	$(0.20)
Total	$(0.16)	$0.20
Diluted:
Continuing Operations	$(0.08)	$0.40
Discontinued Operations	$(0.08)	$(0.20)
Total	$(0.16)	$0.20

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	September 30,
	2018	2017
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(9,585)	$12,916
Loss from Discontinued Operations	4,707	12,653
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	4,137	4,985
Depreciation	10,042	11,178
Amortization of Intangible Assets	2,110	2,497
Amortization of Deferred Debt Issuance Costs	392	176
Provision for Bad Debts	2,982	4,536
Deferred Income Taxes	7,915	1,491
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	39,205	10,552
Changes in Assets and Liabilities:
Accounts Receivable	(26,314)	(3,900)
Prepaid Expenses and Other	(26,153)	(16,781)
Accounts Payable	780	4,248
Accrued Salaries, Wages, Benefits and Liabilities	(15,153)	(30,877)
Deferred Revenue	78,622	67,653
Net Cash Provided by Operating Activities-Continuing Operations	73,687	81,327
Net Cash Provided by Operating Activities-Discontinued Operations	4,327	9,010
NET CASH PROVIDED BY OPERATING ACTIVITIES	78,014	90,337
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(15,150)	(11,773)
Marketable Securities Purchased	(4,152)	(13)
Net Cash Used in Investing Activities-Continuing Operations	(19,302)	(11,786)
Net Cash Used in Investing Activities-Discontinued Operations	(1,117)	(2,122)
NET CASH USED IN INVESTING ACTIVITIES	(20,419)	(13,908)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	10,492	1,884
Employee Taxes Paid on Withholding Shares	(5,188)	(3,486)
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	159	195
Repurchase of Common Stock for Treasury	(59,175)	(50,375)
Payments of Seller Financed Obligations	(470)	(6,315)
Borrowings Under Credit Facility	-	76,000
Repayments Under Credit Facility	(750)	(66,000)
NET CASH USED IN FINANCING ACTIVITIES	(54,932)	(48,097)
Effects of Exchange Rate Differences	(1,579)	1,765
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,084	30,097
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	444,405	251,096
Cash, Cash Equivalents and Restricted Cash at End of Period	445,489	281,193
Cash, Cash Equivalents and Restricted Cash of Discontinued Operations at End of Period	35,847	6,973
Cash, Cash Equivalents and Restricted Cash at End of Period	$409,642	$274,220

ADTALEM GLOBAL EDUCATION INC.
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	September 30,
			Increase
	2018	2017	(Decrease)
	(in thousands)
REVENUE:
Medical and Healthcare	$202,100	$191,285	5.7%
Professional Education	35,646	40,042	(11.0)%
Technology and Business	47,251	62,439	(24.3)%
Home Office and Other	(807)	(623)	NM
Total Consolidated Revenue	284,190	293,143	(3.1)%
OPERATING INCOME (LOSS):
Medical and Healthcare	1,656	26,232	(93.7)%
Professional Education	4,750	10,507	(54.8)%
Technology and Business	(2,745)	1,861	NM
Home Office and Other	(6,169)	(8,714)	NM
Total Consolidated Operating (Loss) Income	$(2,508)	$29,886	NM

NON-GAAP SEGMENT INFORMATION
In accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the operating results of DeVry University and Carrington College ("Carrington") are reclassified as discontinued operations for the first quarter of fiscal year 2019 and 2018. During the first quarter of fiscal year 2019, Adtalem recorded special items related to the following: (i) Restructuring charges related to the closing of the Ross University School of Medicine ("RUSM"), which is part of the Medical and Healthcare segment, campus in Dominica; (ii) loss on sale charges at Adtalem Brazil, which is part of the Technology and Business segment, related to the disposition of the Joao Pessoa institution (presented as restructuring expense); and (iii) real estate consolidations at Adtalem's home office (not related to any segment). During the first quarter of fiscal year 2018, Adtalem recorded special items related to the following: (i) Restructuring charges primarily related to workforce reductions at Adtalem's home office in order to align its cost structure with operating changes. The following tables illustrate the effects of the discontinued operations and special items on Adtalem’s operating income and net income. Management believes that the non-GAAP disclosure of adjusted operating income, adjusted net income and adjusted earnings per share excluding the discontinued operations and special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of discontinued operations and restructuring charges. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	Three Months Ended
	September 30,
			Increase
	2018	2017	(Decrease)

Medical and Healthcare Operating Income	$1,656	$26,232	(93.7)%
Restructuring Expense	39,015	112	NM
Medical and Healthcare Operating Income Excluding Special Items	$40,671	$26,344	54.4%

Technology and Business Operating (Loss) Income	$(2,745)	$1,861	NM
Restructuring Expense	75	-	NM
Technology and Business Operating (Loss) Income Excluding Special Items	$(2,670)	$1,861	NM

Home Office and Other Operating Loss	$(6,169)	$(8,714)	NM
Restructuring Expense	458	1,025	NM
Home Office and Other Operating Loss Excluding Special Items	$(5,711)	$(7,689)	NM

Adtalem Global Education Operating (Loss) Income	$(2,508)	$29,886	NM
Restructuring Expense	39,548	1,137	NM
Adtalem Global Education Operating Income Excluding Special Items	$37,040	$31,023	19.4%

ADTALEM GLOBAL EDUCATON INC.
NON-GAAP EARNINGS DISCLOSURE
(Unaudited)

	Three Months Ended
	September 30,
	2018	2017
	(in thousands, except
	per share amounts)
Net (Loss) Income	$(9,530)	$12,785
(Loss) Earnings per Share (basic-2018, diluted-2017)	$(0.16)	$0.20
Continuing Operations:
Restructuring Expense	$39,548	$1,137
Effect on Earnings per Share (diluted)	$0.65	$0.02
Income Tax Impact on Non-GAAP Adjustments	$(7,452)	$(327)
Effect on Earnings per Share (diluted)	$(0.12)	$(0.01)
Discontinued Operations, net of tax	$4,707	$12,653
Effect on Earnings per Share (diluted)	0.08	0.20
Net Income from Continuing Operations Excluding Special Items, net of tax	$27,273	$26,248
Earnings per Share Excluding Special Items (diluted)	$0.45	$0.41
Shares used in Basic EPS Calculation	60,328	NA
Shares used in Diluted EPS Calculation	61,202	63,432

SUPPLEMENTAL RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2018
	(in thousands)
	Medical and	Professional	Technology and	Home Office
	Healthcare	Education	Business	and Other	Consolidated
Revenue:
Fiscal Year 2018 as Reported	$191,285	$40,042	$62,439	$(623)	$293,143
Organic Growth (Decline)	3,471	(5,338)	(3,223)	(184)	(5,274)
Effect of Acquisitions	-	942	626	-	1,568
Hurricane Impact	7,344	-	-	-	7,344
Effect of Currency Change	-	-	(12,591)	-	(12,591)
Fiscal Year 2019 as Reported	$202,100	$35,646	$47,251	$(807)	$284,190

Fiscal Year 2019 % Change:
Organic Growth (Decline)	1.8%	(13.3%)	(5.2%)	NM	(1.8%)
Effect of Acquisitions	-	2.4%	1.0%	NM	0.5%
Hurricane Impact	3.8%	-	-	NM	2.5%
Constant Currency Change	5.7%	(11.0%)	(4.2%)	NM	1.2%
Effect of Currency Change	-	-	(20.2%)	NM	(4.3%)
Fiscal Year 2019 % Change
as Reported	5.7%	(11.0%)	(24.3%)	NM	(3.1%)

	Three Months Ended September 30, 2018
	(in thousands)
	Medical and	Professional	Technology and	Home Office
Total Expenses:	Healthcare	Education	Business	and Other	Consolidated
Fiscal Year 2018 as Reported	$165,053	$29,535	$60,578	$8,091	$263,257
Cost Increase (Reduction)	10,104	215	143	(2,161)	8,301
Effect of Acquisitions	-	1,146	417	-	1,563
Hurricane Impact	(13,617)	-	-	-	(13,617)
Restructuring Expense Change	38,903	-	75	(567)	38,411
Effect of Currency Change	-	-	(11,217)	-	(11,217)
Fiscal Year 2019 as Reported	$200,443	$30,896	$49,996	$5,363	$286,698

Fiscal Year 2019 % Change:
Cost Increase (Reduction)	6.1%	0.7%	0.2%	NM	3.2%
Effect of Acquisitions	-	3.9%	0.7%	NM	0.6%
Hurricane Impact	(8.3%)	-	-	NM	(5.2%)
Restructuring Expense Change	23.6%	-	0.1%	NM	14.6%
Constant Currency Change	21.4%	4.6%	1.0%	NM	13.2%
Effect of Currency Change	-	-	(18.5%)	NM	(4.3%)
Fiscal Year 2019 % Change
as Reported	21.4%	4.6%	(17.5%)	NM	8.9%

SUPPLEMENTAL RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2018
	(in thousands)
	Medical and	Professional	Technology	Home Office
Operating Income (Loss):	Healthcare	Education	and Business	and Other	Consolidated
Fiscal Year 2018 as Reported	$26,232	$10,507	$1,861	$(8,714)	$29,886
Organic Growth (Decline)	(6,634)	(5,553)	(3,366)	1,978	(13,575)
Effect of Acquisitions	-	(204)	209	-	5
Hurricane Impact	20,961	-	-	-	20,961
Restructuring Expense Change	(38,903)	-	(75)	567	(38,411)
Effect of Currency Change	-	-	(1,374)	-	(1,374)
Fiscal Year 2019 as Reported	$1,656	$4,750	$(2,745)	$(6,169)	$(2,508)

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) [1]
(Unaudited)

	Fiscal Year 2018
	Q1	Q2	Q3	Q4
	(in thousands, except per share amounts)
REVENUE	$293,143	$308,211	$310,070	$319,787
OPERATING COST AND EXPENSE:
Cost of Educational Services	173,176	157,443	159,312	155,673
Student Services and Administrative Expense	88,944	89,423	97,633	97,064
Restructuring Expense	1,137	1,426	621	1,883
Total Operating Cost and Expense	263,257	248,292	257,566	254,620
Operating Income from Continuing Operations	29,886	59,919	52,504	65,167
INTEREST:
Interest Income	2,118	1,365	1,329	1,015
Interest Expense	(1,916)	(2,481)	(2,850)	(7,373)
Net Interest Income (Expense)	202	(1,116)	(1,521)	(6,358)
Income from Continuing Operations Before Income Taxes	30,088	58,803	50,983	58,809
Income Tax (Provision) Benefit	(4,475)	(110,276)	(8,024)	38,673
Equity Method Investment (Loss) Income	(44)	6	(100)	-
Income (Loss) from Continuing Operations	25,569	(51,467)	42,859	97,482
DISCONTINUED OPERATIONS:
Loss from Discontinued Operations Before Income Taxes	(15,449)	(48,409)	(7,422)	(52,882)
Income Tax Benefit	2,796	19,094	3,851	18,275
Loss from Discontinued Operations	(12,653)	(29,315)	(3,571)	(34,607)
NET INCOME (LOSS)	12,916	(80,782)	39,288	62,875
Net (Income) Loss Attributable to Noncontrolling Interest	(131)	(374)	46	(69)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM
GLOBAL EDUCATION	$12,785	$(81,156)	$39,334	$62,806

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION:
Income (Loss) from Continuing Operations	$25,438	$(51,841)	$42,905	$97,413
Loss from Discontinued Operations	(12,653)	(29,315)	(3,571)	(34,607)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM
GLOBAL EDUCATION	$12,785	$(81,156)	$39,334	$62,806

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE
TO ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$0.41	$(0.85)	$0.70	$1.60
Discontinued Operations	$(0.20)	$(0.48)	$(0.06)	$(0.57)
Total	$0.20	$(1.33)	$0.64	$1.03
Diluted:
Continuing Operations	$0.40	$(0.85)	$0.69	$1.58
Discontinued Operations	$(0.20)	$(0.48)	$(0.06)	$(0.56)
Total	$0.20	$(1.33)	$0.63	$1.02

[1]	This financial statement provides fiscal year 2018 quarterly supplemental information after classifying DeVry University and Carrington as discontinued operations.

NON-GAAP EARNINGS DISCLOSURE [1]
(Unaudited)

	Fiscal Year 2018
	Q1	Q2	Q3	Q4
	(in thousands, except per share amounts)
Net Income (Loss)	$12,785	$(81,156)	$39,334	$62,806
Earnings (Loss) per Share (diluted, basic-Q2)	$0.20	$(1.33)	$0.63	$1.02
Continuing Operations:
Restructuring Expense	$1,137	$1,426	$621	$1,883
Effect on Earnings per Share (diluted)	$0.02	$0.02	$0.01	$0.03
Tax Cuts and Jobs Act of 2017	$-	$101,196	$-	$2,682
Effect on Earnings per Share (diluted)	$-	$1.63	$-	$0.04
Tax Benefit on Carrington Loss	$-	$-	$-	$(48,903)
Effect on Earnings per Share (diluted)	$-	$-	$-	$(0.79)
Income Tax Impact on Non-GAAP Adjustments	$(327)	$(528)	$(144)	$(84)
Effect on Earnings per Share (diluted)	$(0.01)	$(0.01)	$0.00	$0.00
Discontinued Operations, net of tax	$12,653	$29,315	$3,571	$34,607
Effect on Earnings per Share (diluted)	$0.20	$0.47	$0.06	$0.56
Net Income from Continuing Operations Excluding Special
Items, net of tax	$26,248	$50,253	$43,382	$52,991
Earnings per Share from Continuing Operations Excluding
Special Items, net of tax	$0.41	$0.81	$0.70	$0.86
Shares used in Basic EPS calculation	NA	61,234	NA	NA
Shares used in Diluted EPS calculation	63,432	62,023	61,965	61,659

[1]	This Non-GAAP information provides fiscal year 2018 quarterly supplemental information after classifying DeVry University and Carrington as discontinued operations.

CONTACT:
Adtalem Global Education
Investor Contact:
Beth Coronelli
Beth.Coronelli@Adtalem.com
630-353-9035
or
Media Contact:
Ernie Gibble
Ernie.Gibble@Adtalem.com
630-353-9920